Exhibit 99.2

NEWS

Bioventus Announces $415 Million
Offering of Senior Notes

DURHAM, NC – April 26, 2022 – Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, announced today that, subject to market conditions, its subsidiary Bioventus LLC (the “Issuer”) intends to offer for sale $415 million in aggregate principal amount of its senior notes due in 2027 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed by each of the Issuer’s domestic restricted subsidiaries that guarantee the Issuer’s obligations under its senior secured credit facilities.

The Issuer intends to use the net proceeds from the offering of the Notes to (i) fund the remaining portion of the purchase price for the acquisition (“Acquisition”) of CartiHeal (2009) Ltd. (“CartiHeal”) pursuant to an Option and Equity Purchase Agreement, dated as of July 15, 2020 (the “Option Agreement”), among the Issuer, CartiHeal and certain persons listed therein, (ii) repay a portion of outstanding borrowings under our amended and restated credit facilities (the “Amendment and Restated Credit Facilities”) and (iii) pay fees and expenses in connection with the offering of the Notes. Any remaining net proceeds will be used for general corporate purposes.
If (i) the consummation of the Acquisition does not occur on or before the date that is 75 days after the issue date of the Notes (or such later date if the end date is extended under the Option Agreement) (the “End Date”) or (ii) the Issuer determines that the consummation of the Acquisition will not occur on or before the End Date, then the Issuer will be required to redeem all of the outstanding Notes at a redemption price equal to 100% of the principal amount of the outstanding Notes, plus accrued and unpaid interest, if any, prior to, but excluding, the redemption date.
Concurrently with this offering, the Issuer intends to enter into an amendment to its Amended and Restated Credit Facilities (the “Third Amendment to the Credit Agreement”), pursuant to which, the Amended and Restated Credit Facilities will be modified to, among other things, permit the incurrence of the notes and the consummation of the CartiHeal Acquisition, modify the financial covenants, modify the capacity for additional unsecured indebtedness and add additional leverage-based step ups in the interest rate applicable to the loans. The Third

Amendment to the Credit Agreement is subject to the approval of the requisite lenders under our Amended and Restated Credit Facilities, and the effectiveness of the Third Amendment to the Credit Agreement will be conditioned upon the completion of the offering of the Notes.
The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and thus, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these Notes or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatment, Restorative Therapies and Surgical Solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Any statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the expected private offering of the Notes and the use of proceeds from the Notes and the expected amendment to the Company’s Amended and Restated Credit Facilities. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated herein include, but are not limited to, our ability to complete the CartiHeal acquisition on expected timelines or at all; our ability to consummate the Notes financing described above on expected timelines or at all; our ability to recognize the benefits of the investment in CartiHeal; the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; including the potential CartiHeal acquisition; competition against other companies; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and as such factors may be further updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

Media Contact:
Jamica Whitaker
919-474-6715
jamica.whitaker@bioventus.com
Investor Inquiries:
Dave Crawford
919-474-6787
dave.crawford@bioventus.com